UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

January 16, 2008
Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2

(Address of Principal Executive Offices and Zip Code)

(416) 866 3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective January 16, 2008, Mr. David L. Turock has been appointed by the Board of Directors of C2 Global Technologies Inc. (the “Company”) as a Class III Director to fill a vacancy. Subsequent to his appointment, the Board of Directors consists of five members. At the time of the appointment and of these disclosures, Mr. Turock has not been appointed as a member of any of the Board committees. There are no arrangements or understandings between Mr. Turock and any other persons, pursuant to which Mr. Turock was selected as a director on the Company’s Board.

Mr. Turock began his career working with AT&T Bell Laboratories in 1982 and Bell Communications Research in 1988, and subsequently founded enhanced telephone service provider, Call Sciences. He later formed Interexchange, which designed and operated one of the world’s largest debit card systems.

Mr. Turock received his B.S. in Experimental Psychology from Syracuse University, his M.S. and Ph.D. degrees in Cognitive Psychology from Rutgers University, and his M.S.E. in Computer Science from the Moore School of the University of Pennsylvania.

Mr. Turock is also the inventor of the Company’s U.S. Patent No. 6,243,373 (the “VoIP Patent”), entitled “Method and Apparatus for Implementing a Computer Network/Internet Telephone System” which he assigned to Telecom Internet Ltd., based in the United Kingdom. Under the terms of a 2003 agreement Telecom Internet Ltd. is entitled to receive 35% of the Company’s net earnings from its VoIP Patent Portfolio, which consists of the VoIP Patent and U.S. Patent No. 6,438,124. To date, no payments have been made or are owing under this arrangement. There are no transactions involving the Company and Mr. Turock reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Mr. Turock will receive the standard compensation provided to all non-employee directors, the terms and provisions of which are described in further detail in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: January 23, 2008	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary